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                                   EXHIBIT 11

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

            COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK (a)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  Three Months         Six Months
                                                                  Ended June 30      Ended June 30
                                                                ------------------   --------------
                                                                  1996       1995     1996    1995
                                                                ---------   ------   ------  ------
PRIMARY:
     Net earnings  ...........................................  $  22,458   11,348   40,975  21,721
                                                                =========   ======   ======  ======
     Weighted average number of shares of common
         stock and common stock equivalents:
            Weighted average number of shares outstanding ....     74,960   66,958   72,157  66,662
            Dilutive effect of stock options  ................      5,831    5,812    5,831   5,932
                                                                ---------   ------   ------  ------
     Weighted average number of common stock
         and common stock equivalents ........................     80,791   72,770   77,988  72,594
                                                                =========   ======   ======  ======
     Earnings per common and common equivalent share  ........  $     .28      .16      .53     .30
                                                                =========   ======   ======  ======
FULLY-DILUTED:
     Net earnings  ...........................................  $  22,458   11,348   40,975  21,721
                                                                =========   ======   ======  ======
     Weighted average number of shares of common
         stock and common stock equivalents:
            Weighted average number of shares outstanding ....     74,960   66,958   72,157  66,662
            Dilutive effect of stock options  ................      5,831    5,812    5,831   5,932
                                                                ---------   ------   ------  ------
     Weighted average number of common stock
         and common stock equivalents ........................     80,791   72,770   77,988  72,594
                                                                =========   ======   ======  ======
     Earnings per common and common equivalent share  ........  $     .28      .16      .53     .30
                                                                =========   ======   ======  ======

(a) All share and per share amounts in the earnings per share computation have been shown giving retroactive effect to the two-for-one stock split in March 1996.


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